January 7, 1999



Board of Directors
LMI Aerospace, Inc.
3600 Mueller Road
St. Charles, Missouri  63302

  Re:      Registration Statement on Form S-8
           LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust LMI Aerospace, Inc. 1998 Stock Option Plan
           1989 Employee Incentive Stock Option Plan

Gentlemen:

         We have served as counsel to LMI Aerospace, Inc. (the "Company") in connection with various legal matters relating to the filing of a registration statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to a total of 2,424,086 shares of common stock of the Company, par value $0.02 per share (the "Shares"), that may be offered and sold through the LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust, the LMI Aerospace, Inc. 1998 Stock Option Plan and the 1989 Employee Incentive Stock Option Plan (collectively, the "Plans").

         We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Articles of Incorporation, as amended, the Bylaws, as amended, the Plans, certain resolutions adopted by the Board of Directors of the Company relating to the Plans and certificates received from state officials. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

         Based upon the foregoing, it is our opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri.

         2. All Shares outstanding under the LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust are validly issued and outstanding, and will be fully paid and nonassessable.

         3. All shares issuable under the Plans, if issued in accordance with such Plans, will be, when so issued, validly issued and outstanding, and fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offer and sale of the Shares pursuant to the Plans.

                                            Very truly yours,


                                            /s/ Gallop, Johnson & Neuman, L.C.
                                            GALLOP, JOHNSON & NEUMAN, L.C.